Filed pursuant to Rule 424(b)(3)
File No. 333-254957

October 7, 2021

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

Supplement to Current Prospectus

Institutional Shares of the fund are not currently being offered.

October 7, 2021

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

Supplement to Current Statement of Additional Information

Institutional Shares of the fund are not currently being offered.